EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

A10 Networks, Inc.
2300 Orchard Parkway
San Jose, California 95131

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of A10 Networks, Inc. and its subsidiaries (the “Company”), appearing in its Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ ArmaninoLLP
San Jose, California

May 17, 2023